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                                                                    Exhibit 4.3

                           GREENWOOD TRUST COMPANY

                    Master Servicer, Servicer and Seller


                                     and


                       U.S. BANK NATIONAL ASSOCIATION

                                   Trustee

                     on behalf of the Certificateholders

                            ____________________


                    FIRST AMENDMENT TO SERIES SUPPLEMENT

                        Dated as of November 23, 1993

                                     to

                       POOLING AND SERVICING AGREEMENT

                         Dated as of October 1, 1993

                            ____________________


                                $366,493,000


                        DISCOVER CARD MASTER TRUST I
                         SERIES 1993-3 CERTIFICATES



                                 Dated as of


                                May 15, 1998




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     THIS FIRST AMENDMENT TO THE SERIES 1993-3 SUPPLEMENT (the "Amendment"),
dated as of May 15, 1998, is entered into by and between GREENWOOD TRUST COMPANY, a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Greenwood") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the "Trustee").

     WHEREAS Greenwood and the Trustee have entered into the SERIES 1993-3 SUPPLEMENT (the "Agreement"), executed and delivered as of November 23, 1993 with respect to the Series 1993-3 Certificates, pursuant to Section 6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

     WHEREAS pursuant to subsections 13.01(a)(ii) and (iv) of the Pooling and Servicing Agreement, Greenwood and the Trustee desire to amend Sections 1 and 10 of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

     1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

     2. Amendment to the Agreement.

        (a) Effective as of the date hereof, Section 1 ("Definitions") of the Agreement is amended by deleting the definition of "Available Subordinated Amount" in its entirety and replacing it with the following:

     "Available Subordinated Amount," if there is a Subordinate Class with respect to Class A, shall mean, on a Distribution Date, the sum of

            (a) (i) with respect to the first Distribution Date, the Initial Subordinated Amount or (ii) with respect to any other Distribution Date, the Available Subordinated Amount after giving effect to all adjustments on the prior Distribution Date; and

            (b) the amount of Class A Excess Servicing plus the amount of Class B Excess Servicing; and

            (c) the sum of (i) the amount of CCA Available Collections on the immediately preceding Distribution Date that were used to fund all or part of the Class A Required Amount, the Class B Required Amount, the Class A Cumulative Investor Charged-Off Amount or the Class B Cumulative Investor Charged-Off Amount

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      on such immediately preceding Distribution Date and (ii) the amount of any reduction in the CCA Investor Interest resulting from the reimbursement of the Class B Cumulative Investor Charged-Off Amount; and

            (d) the sum of any amounts originally allocated to another Series on the immediately preceding Distribution Date (regardless of whether any such amounts were originally allocated to a Subordinate Series or were made available through the Group Finance Charge Collections Reallocation Account) that were reallocated to the Series established hereby on such immediately preceding Distribution Date to fund all or part of the Class
      A Required Amount, the Class B Required Amount, the Class A Cumulative Investor Charged-Off Amount or the Class B Cumulative Investor
      Charged-Off Amount;

as such amount may be reduced pursuant to the provisions of Section 9 to take into account (i) the amount of Class A and Class B Excess Servicing used to reimburse the Class A Cumulative Investor Charged-Off Amount, (ii) the amount of Class B Excess Servicing used to reduce the Class A Required Amount Shortfall, (iii) the amount of the Class B Subordinated Payment and (iv) the amount of any reduction in the Class B Investor Interest resulting from the reimbursement of the Class A Cumulative Investor Charged-Off Amount, in each case for such Distribution Date. In addition, on the first Distribution Date following an Effective Alternative Credit Support Election, the Available Subordinated Amount shall be increased by the Additional Subordinated Amount. In no event, however, shall the Available Subordinated Amount exceed (i) through the last Distribution Date preceding an Effective Alternative Credit Support Election, the Initial Subordinated Amount and (ii) thereafter, the Initial Subordinated Amount plus the Additional Subordinated Amount.

        (b) Effective as of the date hereof, Section 10 ("Payments") of the Agreement is amended as follows:

            (1) Subsection (a)(6) shall be renumbered as subsection (a)(7).

            (2) A new subsection (a)(6) shall be added as follows:

                (6) On the first Special Payment Date of the Amortization
            Period, if any, after giving effect to the payments and withdrawals described above on such day, an amount equal to the lesser of

                    (x) the Series Invested Amount and

                    (y) the amount on deposit in the Series Principal
                        Funding Account

            shall be withdrawn from the Series Principal Funding Account and shall be paid to the Investor Certificateholders pursuant to
            Section 5.01 of the Pooling and Servicing Agreement. Except as set forth in the following sentence, all such

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            amounts shall be paid to the Class A Investor Certificateholders until the Class A Invested Amount is reduced to zero; and, thereafter, if there is a Subordinate Class with respect to Class A, such amounts shall be paid to the Class B Investor Certificateholders until the Class B Invested Amount is reduced to zero, unless the Series Termination Date occurs prior to such date. Notwithstanding the foregoing, if the Special Payment Date is the first Special Payment Date following the occurrence of an Economic Early Amortization Event, an amount equal to the amount deposited into the Series Principal Funding Account pursuant to Section 9 for the benefit of the Class B Investor Certificateholders shall be paid to the Class B Investor Certificateholders, and not to the Class A Investor Certificateholders. In no event shall any amounts be paid with respect to any Class of Investor Certificates pursuant to this clause (6) in excess of the Class Invested Amount for such Class. Any amounts remaining on deposit in the Series Principal Funding Account after the Class Invested Amount for each Class has been reduced to zero shall be paid to the Holder of the Seller Certificate.

            3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, Greenwood and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                            GREENWOOD TRUST COMPANY,
                              as Master Servicer, Servicer and Seller


                            By:    /s/ John J. Coane
                                   ---------------------------------------
                            Name:  John J. Coane
                                   ---------------------------------------
                            Title: Vice President, Director of Accounting,
                                   ---------------------------------------
                                   Treasurer and Assistant Secretary


                            U.S. BANK NATIONAL ASSOCIATION,
                              as Trustee


                            By:    /s/ Patricia M. Trlak
                                   ---------------------------------------
                            Name:  Patricia M. Trlak
                                   ---------------------------------------
                            Title: Vice President




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